Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Visualant, Inc.:  Lynn Felsinger

206 903 1351 - Lynn@visualant.net

Investor Relations

Paul DeRiso

Core Consulting Group

925-465-6088

paul@coreconsultingroup.com

Visualant to Acquire Eagle Technologies USA

Seattle, WA. – January 27, 2011, Visualant, Inc. (OTCBB: VSUL), an emerging leader in authentication systems technology, announced today that it has signed a letter of intent to Eagle Technologies USA  (www.eagletechnologiesusa.com)  of Brea, California.

Eagle, founded by card industry leaders Greg and Ryan Hawkins and Jeff Fulmer in 2008 has rapidly emerged as the premier provider of blank PVC and polyester composite cards to the identification market.  Eagle will provide an immediate additional $1 million in annual revenue to Visualant and is projected to grow to $3 to $4 million in revenues over the next two years as Eagle increases the range and technical sophistication of its product line.

With this acquisition, Visualant will continue with its strategic initiative to consolidate relevant security and authentication assets.  At the same time, Visualant will provide Eagle and its management the human and capital resources necessary to rapidly accelerate its growth.  Upon the closing of this acquisition, the Eagle team will continue to manage Eagle with full profit and loss responsibility.

Greg Hawkins, Eagle Co-founder and President said, “We are excited to become a part of the Visualant family of companies and work with them to accelerate our penetration of the marketplace with the Eagle product line.”

Jim Gingo, security industry leader and Visualant board member stated, “We have worked with Eagle and its management team for several years.  They are first class professionals.  We are very pleased to have them join with us as we provide an even broader range of security and authentication products to our dealers and customers.”

Ron Erickson, Visualant CEO said, “We are thrilled to be able to bring Eagle and its wonderful entrepreneurs into Visualant.  With this acquisition, Visualant continues to execute on its acquisition strategy and build its power in the security and authentication marketplace.”

About Visualant, Inc.

Visualant, Inc. (OTCBB:VSUL and www.visualant.net) develops low-cost, high speed, light-based security and quality control solutions for use in homeland security, anti-counterfeiting, forgery/fraud prevention, brand protection and process control applications.  Our patent-pending technology uses controlled illumination with specific bands of light, to establish a unique spectral signature for both individual and classes of items.  When matched against existing databases, these spectral signatures allow precise identification and authentication of any item or substance.  This breakthrough optical sensing and data capture technology is called Spectral Pattern Matching (“SPM”).  SPM technology can be miniaturized and is easily integrated into a variety of hand-held or fixed mount configurations, and can be combined in the same package as a bar-code or biometric scanner.

Through its wholly owned subsidiary, TransTech Systems, Inc., the Company provides security and authentication solutions to security and law enforcement markets throughout the United States.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects.  Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of Visualant, Inc. Specifically, we are exposed to various risks related to our revenue projections, our need for additional financing to support our technology development, the sale of a significant number of our shares of common stock could depress the price of our common stock, acquiring or investing in new businesses and ongoing operations, we may incur losses in the future and the market price of our common stock may be volatile,.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.